Loan No. 734054653
                                                                       Deercreek

                                MULTIFAMILY NOTE

US $6,300,000.00                                         New York, New York
                                                         As of  November 1, 1996

     FOR VALUE RECEIVED, the undersigned promise to pay LEHMAN BROTHERS HOLDINGS INC. d/b/a Lehman Capital, A Division of Lehman Brothers Holdings Inc., 3 World Financial Center, New York, New York 10285, or order, the principal sum of Six Million Three Hundred Thousand and 00/100 Dollars, with interest on the unpaid principal balance from the date of this Note, until paid, at the rate of 7.33 percent per annum. Principal and interest shall be payable at 3 World Financial Center, New York, New York 10285, or such other place as the holder hereof may designate in writing, in consecutive monthly installments of Forty-three Thousand Three Hundred Nineteen and 48/100 Dollars (US $43,319,48) on the first day of each month beginning December 1, 1996, until the entire indebtedness evidenced hereby is fully paid, except that any remaining indebtedness, if not sooner paid, shall be due and payable on November 1, 2003.

     If any installment under this Note is not paid when due, the entire principal amount outstanding hereunder and accrued interest thereon shall at once become due and payable, at the option of the holder hereof. The holder hereof may exercise this option to accelerate during any default by the undersigned regardless of any prior forbearance. In the event of any default in the payment of this Note, and if the same is referred to an attorney at law for collection or any action at law or in equity is brought with respect hereto, the undersigned shall pay the holder hereof all expenses and costs, including, but not limited to, attorney's fees.

     Prepayments shall be applied against the outstanding principal balance of this Note and shall not extend or postpone the due date of any subsequent monthly installments or change the amount of such installments, unless the holder hereof shall agree otherwise in writing. The holder hereof may require that any partial prepayments be made on the date monthly installments are due and be in the amount of that part of one or more monthly installments which would be applicable to principal.

     From time to time, without affecting the obligation of the undersigned or the successors or assigns of the undersigned to pay the outstanding principal balance of this Note and observe the covenants of the undersigned contained herein, without affecting the guaranty of any person, corporation, partnership or other entity for payment of the outstanding principal balance of this Note, without giving notice to or obtaining the consent of the undersigned, the successors or assigns of the undersigned or guarantors, and without liability on the part of the holder hereof, the holder hereof may, at the option of the holder hereof, extend the time for payment of said outstanding principal balance or any part thereof, reduce the payments thereon, release anyone liable on any of said outstanding principal balance, accept a renewal of this Note, modify the terms and time of payment of said outstanding principal balance, join in any extension or subordination agreement, release any security given herefor, take or release other or additional security, and agree in writing with the undersigned to modify the rate of interest or period of amortization of this Note or change the amount of the monthly installments payable hereunder.

     Presentment, notice of dishonor, and protest are hereby waived by all makers, sureties, guarantors and endorsers hereof. This Note shall be the joint and several obligation of all makers, sureties, guarantors and endorsers, and shall be binding upon them and their successors and assigns.

     The indebtedness evidenced by this Note is secured by a Mortgage or Deed of Trust dated as of the date hereof, and reference is made thereto for rights as to acceleration of the indebtedness evidenced by this Note. This Note shall be governed by the law of the jurisdiction in which the Property subject to the Mortgage or Deed of Trust is located.

     The undersigned shall pay any installment of principal and/or interest due hereunder within ten (10) calendar days after such installment of principal and/or interest is due. The undersigned shall pay any other installment due hereunder or due in accordance with the terms of the Mortgage or Deed of Trust securing this Note, within thirty (30) calendar days of the date such installment is due.

     IN WITNESS WHEREOF, Borrower has executed this Note or has caused the same to be executed by its representatives thereunto duly authorized.


                         ANGELES INCOME PROPERTIES, LTD. II,
                         a California limited partnership

                         By:  Angeles Realty Corporation II, a
                              California corporation, its general
                              partner



                         By:/s/ William H. Jarrard, Jr.
                                   Name: William H. Jarrard, Jr.
                                   Title: Vice President


                         PAY TO THE ORDER OF FEDERAL HOME LOAN
                         MORTGAGE CORPORATION WITHOUT RECOURSE.
                         This  1st  day of November, 1996.

                         LEHMAN BROTHERS HOLDINGS INC. d/b/a
                         Lehman Capital, A Division of Lehman
                         Brothers Holdings Inc., a Delaware
                         corporation


                         By:/s/ Larry J. Kravetz
                              Name:  Larry J. Kravetz
                              Title: Vice President